As filed with the Securities and Exchange Commission on May 7, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Brookfield Infrastructure Partners L.P.

(Exact name of registrant as specified in its charter)

Bermuda	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

73 Front Street Hamilton, HM 12, Bermuda +1 (441) 294-3309	Torys LLP 1114 Avenue of the Americas New York, New York 10036 (212) 880-6000
(Address and Telephone Number of Registrant’s Principal Executive Offices)	(Name, Address and Telephone Number of Agent For Service)

Copies to:

Mile T. Kurta, Esq.

Torys LLP

1114 Avenue of the Americas

New York, New York 10036

(212) 880-6000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

        If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C., filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Limited Partnership Units	(1)	(1)	(1)	(2)

(1)	Omitted pursuant to General Instruction II.F. of Form F-3. An indeterminate aggregate initial offering price or number of limited partnership units is being registered as may from time to time be offered at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee.

Brookfield Infrastructure Partners L.P.

Limited Partnership Units

We may, from time to time, issue limited partnership units (our “Units”) in one or more offerings.

Each time our Units are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our Units.

Our Units are traded on the New York Stock Exchange (the “NYSE”) under the symbol “BIP” and the Toronto Stock Exchange (the “TSX”) under the symbol “BIP.UN”. The last reported sale price of our Units on May 6, 2013 was $38.33 per Unit on the NYSE and C$38.58 per Unit on the TSX.

An investment in our Units involves a high degree of risk. See “Risk Factors” beginning on page 5.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is May 7, 2013.

You should rely only on the information contained, or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. References to this “prospectus” include documents incorporated by reference herein. See “Documents Incorporated by Reference.” We are not making an offer of these securities in any jurisdiction where an offer is not permitted and, therefore, this document may only be used where it is legal to offer these securities. The information in this prospectus or the documents incorporated by reference is accurate only as of the date on the front of such documents. Our business, financial condition, results of operations and prospects may have changed since then.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf registration process, we may sell our Units in one or more offerings. This prospectus provides you with a general description of our Units. Each time we sell our Units, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Before you invest, you should read both this prospectus and any applicable prospectus supplement, together with additional information incorporated by reference and described under the heading “Documents Incorporated by Reference.” This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information with respect to us and the securities that may be offered hereunder.

Unless the context requires otherwise, when used in this prospectus, the terms “BIP,” our “Partnership,” “we,” “us” and “our” refer to, collectively, our partnership, Brookfield Infrastructure Partners L.P., Brookfield Infrastructure L.P. (“Brookfield Infrastructure”), the subsidiaries of Brookfield Infrastructure that, from time-to-time, hold our interests in the operating entities, and the operating entities that directly or indirectly hold our current operations and assets that we may acquire in the future, including any assets held through joint ventures, partnerships and consortium arrangements.

In this prospectus and any prospectus supplement, unless otherwise indicated, all dollar amounts and references to “$” or “US$” are to U.S. dollars, and all references to “C$” are to Canadian dollars.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to “foreign private issuers” (as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) and we will fulfill our obligations with respect to these requirements by filing or furnishing reports with the SEC. In addition, we are required to file documents filed with the SEC with the securities regulatory authority in each of the provinces and territories of Canada. Periodic reports and other information filed with the SEC may be inspected and copied at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. You are invited to read and copy any reports, statements or other information, other than confidential filings, that we file with the Canadian securities regulatory authorities. These filings are electronically available from the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com, the Canadian equivalent of the SEC’s electronic document gathering and retrieval system. This information is also available on our website at www.brookfieldinfrastructure.com. Throughout the period of distribution, copies of these materials will also be available for inspection during normal business hours at the offices of our manager at Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York, United States 10281-1023.

As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of Units. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to file with the SEC, as soon as practicable, and in any event within four months after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent public accounting firm. We also intend to furnish quarterly reports on Form 6-K containing unaudited interim financial information for each of the first three quarters of each fiscal year.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain documents that we file with or furnish to the SEC. This means that we can disclose important information to you by referring to those documents. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of our Units by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

The following document, which has been filed with the securities regulatory authorities in Canada and filed with the SEC, is specifically incorporated by reference in this prospectus:

1.	our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, dated April 30, 2013 (our “Annual Report”).

All annual reports filed by us with the SEC on Form 20-F and any Form 6-K filed or furnished by us that is identified in such form as being incorporated by reference into the registration statement of which this prospectus forms a part, in each case, subsequent to the date of this prospectus and prior to the termination of this offering, are incorporated by reference into this prospectus as of the date of the filing of such documents. We shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents, unless such exhibits are specifically incorporated by reference to such documents. Requests for such copies should be directed to:

Brookfield Infrastructure Partners L.P.

Investor Relations

73 Front Street

Hamilton HM 12

Bermuda

Attn: Tracey Wise, Vice President, Investor Relations & Communications

Email: tracey.wise@brookfield.com

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded, for the purposes of this prospectus, to the extent that a statement contained in this prospectus, or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

CAUTION REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference in this prospectus contain certain “forward-looking statements” and “forward-looking information” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. These forward-looking statements and information relate to, among other things, our objectives, goals, strategies, intentions, plans, beliefs, expectations and estimates and anticipated events or trends. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will”, and “would”, or the negative of those terms or other comparable terminology. These forward-looking statements and information are not historical facts but reflect our current expectations regarding future results or events and are based on information currently available to us and on assumptions we believe are reasonable. Although we believe that our anticipated future results, performance or achievements expressed or implied by these forward-looking statements and information are based on reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve assumptions, known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by these forward-looking statements and information. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations and our plans and strategies may vary materially from those expressed in the forward-looking statements and forward-looking information in this prospectus.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of our Units. The actual per Unit price of our Units that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

THE OFFER AND LISTING

Our Units are listed on the NYSE under the symbol “BIP” and the TSX under the symbol “BIP.UN”.

The following table sets forth the high and low prices for our Units on the NYSE for the periods indicated since the date of listing on January 31, 2008:

Period	High	Low
	($)	($)
2008	21.60	9.47
2009	18.64	7.15
2010	23.34	14.95
2011	27.86	21.08
2012	36.70	27.98
2013 (up to May 6)	40.40	35.85

2011
First Quarter	23.79	20.80
Second Quarter	25.17	22.55
Third Quarter	27.58	23.68
Fourth Quarter	27.86	23.00

2012
First Quarter	31.63	27.98
Second Quarter	33.57	29.66
Third Quarter	36.70	32.49
Fourth Quarter	35.45	32.95

2013
First Quarter	40.40	35.85
Second Quarter (up to May 6)	38.93	37.30

November 2012	34.40	32.95
December 2012	35.25	33.23
January 2013	37.73	35.85
February 2013	39.70	37.32
March 2013	40.40	37.37
April 2013	38.65	37.30
May 2013 (up to May 6)	38.93	38.33

On May 6, 2013, the closing price of our Units on the NYSE was $38.33.

The following table sets forth the high and low prices for our Units on the TSX for the periods indicated since the date of listing on September 10, 2009:

Period	High	Low
	(C$)	(C$)
September 10, 2009 to December 31, 2009	19.50	15.50
2010	23.31	15.94
2011	28.35	19.68
2012	36.27	28.13
2013 (up to May 6)	41.25	35.33

2011
First Quarter	27.28	23.45
Second Quarter	28.35	24.00
Third Quarter	18.80	17.00
Fourth Quarter	18.60	15.94

2012
First Quarter	31.51	28.13
Second Quarter	34.33	29.78
Third Quarter	36.27	33.23
Fourth Quarter	34.90	32.86

2013
First Quarter	41.25	35.33
Second Quarter (up to May 6)	39.42	38.20

November 2012	34.29	32.86
December 2012	34.87	32.86
January 2013	37.85	35.33
February 2013	40.82	37.28
March 2013	41.25	38.29
April 2013	39.12	38.20
May 2013 (up to May 6)	39.42	38.58

On May 6, 2013, the closing price of our Units on the TSX was C$38.58.

BROOKFIELD INFRASTRUCTURE PARTNERS L.P.

Our Partnership is a Bermuda exempted limited partnership that was established on May 21, 2007 under the provisions of the Exempted Partnerships Act, 1992 of Bermuda and the Limited Partnership Act, 1883 of Bermuda. Our registered office is located at 73 Front Street, Hamilton HM 12, Bermuda and our telephone number at that address is +1 441 294-3309. Our Partnership was spun-off from Brookfield Asset Management Inc. and certain of its affiliates on January 31, 2008. Brookfield Infrastructure owns and operates high quality, long-life assets that generate stable cash flows, require relatively minimal maintenance capital expenditures and, by virtue of barriers to entry or other characteristics, tend to appreciate in value over time. Our current operations consist of utility businesses, transport and energy businesses and freehold timberlands in North and South America, Australasia and Europe. For additional information, please refer to our Annual Report.

Our Partnership’s sole material asset is its limited partnership interest in Brookfield Infrastructure L.P. (the “Holding LP”). Our Partnership anticipates that the only distributions that it will receive in respect of our Partnership’s limited partnership interest in the Holding LP will consist of amounts that are intended to assist our Partnership in making distributions to our unitholders in accordance with our Partnership’s distribution policy and to allow our Partnership to pay expenses as they become due. The declaration and payment of cash distributions by our Partnership is at the discretion of Brookfield Infrastructure Partners Limited (our “Managing General Partner”). Our Partnership is not required to make such distributions and neither our Partnership nor our Managing General Partner can assure you that our Partnership will make such distributions as intended.

RISK FACTORS

An investment in our Units involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors incorporated by reference from our Annual Report, and the other information incorporated by reference in this prospectus, as updated by our subsequent filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference, and those described in the applicable prospectus supplement. For more information see “Where You Can Find More Information” and “Documents Incorporated by Reference.”

CONSOLIDATED CAPITALIZATION

The following table sets forth the partnership capital and consolidated indebtedness of our Partnership as of December 31, 2012, the date of our Partnership’s most recently filed financial statements. There have been no other material changes to the unit or loan capital of our Partnership on a consolidated basis since December 31, 2012. The table below should be read together with the detailed information and financial statements incorporated by reference in this prospectus, including the audited annual consolidated financial statements of our Partnership as of and for the year ended December 31, 2012, incorporated by reference into this prospectus.

US$ millions	As at December 31, 2012
Corporate borrowings	$946
Non-recourse borrowings	6,993
Other liabilities	3,971
Partnership capital
Limited partners partnership capital	3,632
General partner partnership capital	27
Non-controlling interest – RPUs held by Brookfield	1,365
Non-controlling interest – in operating subsidiaries	2,784
Total Capitalization	$19,718

REASON FOR THE OFFER AND USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement accompanying this prospectus, we expect to use the net proceeds of the sale of Units by us for general corporate purposes.

The actual application of proceeds from the sale of any particular offering of Units covered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

DESCRIPTION OF LIMITED PARTNERSHIP UNITS

The description of our Units contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of our Units. If we indicate in the applicable prospectus supplement, the terms of our Units may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, Units.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Our Units are non-voting limited partnership interests in our Partnership. Holders of our Units are not entitled to the withdrawal or return of capital contributions in respect of our Units, except to the extent, if any, that distributions are made to such holders pursuant to our limited partnership agreement or upon the liquidation of our Partnership as described in our Annual Report or as otherwise required by applicable law. Except to the extent expressly provided in our limited partnership agreement, a holder of our Units will not have priority over any other holder of our Units, either as to the return of capital contributions or as to profits, losses or distributions. Holders of our Units will not be granted any preemptive or other similar right to acquire additional interests in our Partnership. In addition, holders of our Units do not have any right to have their Units redeemed by our Partnership. Any material U.S. and Canadian federal income tax considerations related to such Units will be described in a prospectus supplement. For a more detailed description of our Units, please refer to our Annual Report.

PLAN OF DISTRIBUTION

We may sell our Units being offered hereby in one or more of the following ways from time to time:

•	through dealers or agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	directly to investors; or

•	through a combination of such methods.

We will set forth in a prospectus supplement the terms of the offering of our Units, including:

•	the name or names of any agents, dealers or underwriters;

•	the purchase price of our Units being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional Units from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which our Units may be listed.

Underwriters, dealers and agents that participate in the distribution of our Units may be deemed to be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of our Units may be treated as underwriting discounts and commissions under the Securities Act.

We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the U.S. and Canadian securities legislation. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Certain persons that participate in the distribution of our Units may engage in transactions that stabilize, maintain or otherwise affect the price of our Units, including over-allotment, stabilizing and short-covering transactions in our Units, and the imposition of penalty bids, in connection with an offering. Such transactions, if commenced, may be discontinued at any time. Certain persons may also engage in passive market making transactions as permitted by Rule 103 of Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

Our Partnership is organized under the laws of Bermuda. A substantial portion of our Partnership’s assets are located outside of Canada and the United States and certain of the directors of our Managing General Partner, as well as certain of the experts named in this prospectus, may be residents of jurisdictions outside of Canada and the United States. We have expressly submitted to the jurisdiction of certain state and federal courts in New York and of the Ontario courts and have appointed an attorney for service of process in Ontario and in the United States. However, it may be difficult for investors to effect service within Ontario or elsewhere in Canada or the United States upon those directors and experts who are not residents of Canada or the United States. Furthermore, it may be difficult to realize upon or enforce in Canada or the United States any judgment of a court of Canada or the United States against us, the directors of our Managing General Partner or the experts named in this prospectus since a substantial portion of our assets and the assets of such persons may be located outside of Canada and the United States.

We have been advised by counsel that there is no treaty in force between Canada and Bermuda or the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a Canadian or U.S. judgment would be capable of being the subject of enforcement proceedings in Bermuda against us, the directors of our Managing General Partner or the experts named in this prospectus depends on whether the Canadian or U.S. court that entered the judgment is recognized by a Bermuda court as having jurisdiction over us, the directors of our Managing General Partner or the experts named in this prospectus, as determined by reference to Bermuda conflict of law rules. The courts of Bermuda would recognize as a valid judgment, a final and conclusive judgment in personam obtained in a Canadian or U.S. court pursuant to which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty). The courts of Bermuda would give a judgment based on such a judgment as long as (i) the court had proper jurisdiction over the parties subject to the judgment; (ii) the court did not contravene the rules of natural justice of Bermuda; (iii) the judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of Bermuda; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and (vi) there is due compliance with the correct procedures under the laws of Bermuda.

In addition to and irrespective of jurisdictional issues, Bermuda courts will not enforce a provision of Canadian or U.S. federal securities laws that is either penal in nature or contrary to public policy. It is the advice of our Bermuda counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be entertained by Bermuda. Specified remedies available under the laws of Canadian or U.S. jurisdictions, including specified remedies under Canadian securities laws or U.S. federal securities laws, would not likely be available under Bermuda law or enforceable in a Bermuda court, as they may be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us, the directors of our Managing General Partner or the experts named in this prospectus in the first instance for a violation of Canadian securities laws or U.S. federal securities laws because these laws have no extraterritorial application under Bermuda law and do not have force of law in Bermuda.

LEGAL MATTERS

The validity of our Units and certain other legal matters with respect to the laws of Bermuda will be passed upon by Appleby, Bermuda counsel to our Partnership. As of the date hereof, the partners and associates of Appleby, Bermuda beneficially own, directly or indirectly, in aggregate, less than one percent of our securities.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus and the effectiveness of Brookfield Infrastructure Partners L.P.’s internal control over financial reporting have been audited by Deloitte LLP, independent registered chartered accountants, as stated in its reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon its authority as experts in accounting and auditing.

MATERIAL CHANGES

Except as otherwise described in our Annual Report and in the documents incorporated by reference into this prospectus as referred to in “Documents Incorporated by Reference” above, no reportable material changes have occurred since December 31, 2012.

EXPENSES

The following are the estimated expenses of the offering of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$	*
Blue sky fees and expenses		**
Transfer agent fees		**
Printing and engraving costs		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**

Total	$	**

*	The Registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
**	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Brookfield Infrastructure Partners L.P.

Limited Partnership Units

PROSPECTUS

May 7, 2013

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 8.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The sections of our Annual Report entitled “Directors and Senior Management—Our Master Services Agreement”, “Directors and Senior Management—Indemnification and Limitations on Liability”. “Memorandum and Articles of Association—Description of Our Units and Our Limited Partnership Agreement—Indemnification; Limitations of Liability” and “Memorandum and Articles of Association-Description of Holding LP’s Limited Partnership Agreement—Indemnification; Limitations of Liability” include disclosure relating to the indemnification of certain of our affiliates and are incorporated by reference herein.

ITEM 9.	EXHIBITS

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit	Description

5.1	Form of Opinion of Appleby, as to the validity of the units.

23.1	Consent of Deloitte LLP.

23.2	Consent of Appleby (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included in the signature page).

ITEM 10.	UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20-percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

(5) That for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bermuda, on May 7, 2013.

BROOKFIELD INFRASTRUCTURE PARTNERS L.P., by its general partner, BROOKFIELD INFRASTRUCTURE PARTNERS LIMITED

By:	/s/ JANE SHEERE
Jane Sheere Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jane Sheere, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granted unto said attorney-in-fact and agents, full power and authority to do and to perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitutes or substitutes, could lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 7, 2013.

Signature	Title

/s/ SAMUEL POLLOCK	Chief Executive Officer ofBrookfield Infrastructure Group Corporation(Principal Executive Officer)
Samuel Pollock

/s/ JOHN STINEBAUGH	Chief Financial Officer of Brookfield Infrastructure Group Corporation(Principal Financial and Accounting Officer)
John Stinebaugh

/s/ DEREK PANNELL	Chairman of Brookfield Infrastructure Partners Limited
Derek Pannell

/s/ JEFFREY BLIDNER	Director of Brookfield Infrastructure Partners Limited
Jeffrey Blidner

/s/ JOHN FEES	Director of Brookfield Infrastructure Partners Limited
John Fees /s/ DAVID HAMILL	Director of Brookfield Infrastructure Partners Limited
David Hamill

/s/ ARTHUR JACOBSON, JR.	Director of Brookfield Infrastructure Partners Limited
Arthur Jacobson, Jr.

/s/ DON MACKENZIE	Director of Brookfield Infrastructure Partners Limited
Don Mackenzie

/s/ RAFAEL MIRANDA ROBREDO	Director of Brookfield Infrastructure Partners Limited
Rafael Miranda Robredo

/s/ ANNE SCHAUMBURG	Director of Brookfield Infrastructure Partners Limited
Anne Schaumburg

/s/ DANESH VARMA	Director of Brookfield Infrastructure Partners Limited
Danesh Varma

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Brookfield Infrastructure Partners L.P. in the United States, on this 7th day of May, 2013.

TORYS LLP

By:	/s/ MILE T. KURTA
Name:	Mile T. Kurta
Title:	Partner